Exhibit 99.1

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES RECORD

FOURTH QUARTER AND CALENDAR YEAR 2011 EARNINGS

FINANCIAL HIGHLIGHTS

•                  CY 2011 EPS Grows by More than 17% Establishing New Company Record

•                  Company Achieves Record GAAP and Non-GAAP Operating Margins of 28% and 30%

•                  Company Generates Nearly$1 Billion in Operating Cash Flow

•                  Company Announces new $1 Billion Stock Repurchase Program

•                  Company Announces 9% Increase in Cash Dividend to $0.18 per Common Share

•                  Company Expects 2012 GAAP EPS of $0.63 and Non-GAAP EPS of $0.94

BUSINESS HIGHLIGHTS

•                  #1 Third-Party Interactive Entertainment Digital Publisher in U.S. and Europe in 2011

•                  Digital Revenues of $1.6 Billion Accounted for More than 34% of Total Revenues in 2011

•                  Call of Duty®: Modern Warfare® 3 was #1 Best-Selling Game for 2011

•                  Skylanders Spyro’s Adventure™ was #1 Kids Video Game for 2011 with 20+ Million Toys Sold

•                  Call of Duty Elite Has 7+ Million Registered Users Including 1.5+ Million Annual Premium Members as of 1/31/12

•                  Blizzard Entertainment’s World of Warcraft® Remains #1 Subscription-based MMORPG with Approximately 10.2 Million Subscribers as of 12/31/11

Santa Monica, CA — February 9, 2012 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the fourth quarter and calendar year 2011.

	Fourth Quarter			Calendar Year
(in millions, except EPS)	2011	Prior Outlook*	2010	2011	2010
GAAP
Net Revenues	$1,407	$980	$1,427	$4,755	$4,447
EPS	$0.08	$(0.08)	$(0.20)	$0.92	$0.33
Non-GAAP
Net Revenues	$2,408	$2,170	$2,548	$4,489	$4,803
EPS	$0.62	$0.55	$0.53	$0.93	$0.79

*Prior Outlook was provided by the company on November 8, 2011 in its earnings release

For calendar year 2011, Activision Blizzard’s GAAP net revenues were $4.76 billion, as compared with $4.45 billion for 2010.  On a non-GAAP basis, the company’s net revenues were $4.49 billion, as compared with $4.80 billion for 2010.   The company delivered record calendar year GAAP and non-GAAP net revenues from digital channels,(1) accounting for a record of more than 34% of the company’s total net revenues.

(1) Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

For calendar year 2011, Activision Blizzard’s GAAP earnings per diluted share increased to $0.92, as compared with $0.33 per diluted share for 2010.  On a non-GAAP basis, the company’s earnings per diluted share grew 18% to a record $0.93, as compared with $0.79 per diluted share for 2010.

For the quarter ended December 31, 2011, the company delivered GAAP net revenues of $1.41 billion, as compared with $1.43 billion for the fourth quarter of 2010.   On a non-GAAP basis, the company’s net revenues were $2.41 billion, as compared with $2.55 billion for the fourth quarter of 2010.

For the quarter ended December 31, 2011, Activision Blizzard’s GAAP earnings per diluted share were $0.08, as compared with a loss per share of $0.20 for the fourth quarter of 2010.  On a non-GAAP basis, the company’s earnings per diluted share were $0.62, as compared with $0.53 for the fourth quarter of 2010.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Bobby Kotick, Chief Executive Officer, Activision Blizzard, said, “As we continue to strengthen our leadership position in interactive entertainment, our proven management team and talented employees delivered another extraordinary year of outperformance.  With better than expected net revenues, record earnings, record operating margins, and having generated nearly $1 billion in operating cash flow, Activision Blizzard continues to set the industry success bar.”

Kotick continued, “Blizzard Entertainment’s World of Warcraft® maintained its leadership position as the #1 subscription-based MMORPG around the world(2) and Activision Publishing’s Call of Duty®: Modern Warfare 3® was the #1-selling game(3) Skylanders Spyro’s Adventure™ was the biggest new IP launch in Activision’s history and it is on track to become an important and sustainable franchise.   We launched our online service, Call of Duty Elite, which is one of the fastest growing premium online service ever created.

(2)According to Activision Blizzard’s internal data

(3)According to The NPD Group, Charttrack and Gfk

Kotick added, “Our extraordinary employees around the world are focused on making 2012 another great year for our audience and stakeholders. Blizzard Entertainment plans to have multiple highly-anticipated titles to release, including Diablo® III, and Activision Publishing expects to release a new Call of Duty game.  In addition, Activision Publishing expects to continue to grow Call of Duty Elite and launch Skylanders Giants™.”

Selected Business Highlights:

•                  Activision Publishing was the #1 console and handheld publisher in the U.S. and Europe for the fourth quarter of 2011 and the #1 console and handheld publisher in the U.S. for the calendar year.(3)

•                  For the calendar year, in aggregate across all platforms in the U.S. and Europe, Activision Publishing’s Call of Duty: Modern Warfare 3 was the #1 best-selling title in dollars, and Call of Duty: Black Ops was the #5 best-selling title in dollars.(3)

•                  In November 2011, Call of Duty: Modern Warfare 3 became the first video game ever to surpass $775 million in retail sales in its first five days of release and the only entertainment property to cross the $1 billion mark in 16-days, eclipsing “Avatar’s” 17-day record.(4)

•                  As of January 31, 2012, more than seven million gamers have registered for Call of Duty Elite, including more than 1.5 million premium annual memberships the company had sold for the online service.(2)

•                  Call of Duty: Modern Warfare 3 players logged more than 639 million hours of online gameplay through December 31, 2011.(5)

•                  Total unique online gamers playing Call of Duty: Modern Warfare 3 were more than 12% greater than the total unique online gamers who played Call of Duty: Black Ops during the first two months after each game’s release.(5)

•                  In North America and Europe, including accessory packs and figures, Skylanders Spyro’s Adventure was the #8 best-selling game in dollars for the fourth quarter of 2011 and #1 selling kids’ title in dollars in the calendar year.(3)  Additionally, in North America, including accessory packs and figures, Skylanders Spyro’s Adventure was the #10 best-selling title in dollars.(6)

(2)According to Activision Blizzard’s internal data

(3)According to The NPD Group, Charttrack and Gfk

(4)According to The NPD Group, Charttrack, retail customer sell-through information, Boxofficemojo.com and PricewaterhouseCoopers’ Global Entertainment and Media Outlook

(5)According to Microsoft, Sony and Activision Blizzard internal estimates

(6)According to The NPD Group

•                  For the calendar year, Blizzard Entertainment had two top-10 PC games in North America and Europe with StarCraft® II: Wings of Liberty® and World of Warcraft: Cataclysm®.(3)

•                  Activision Blizzard purchased an aggregate of 61 million shares of its common stock for approximately $692 million in 2011.

Company Outlook

In March 2012, Activision Publishing expects to release the first Call of Duty: Modern Warfare 3 Content Collection, a compilation of content previously released to Call of Duty Elite premium members, on the Xbox 360 video game and entertainment system from Microsoft.

The company’s first quarter 2012 outlook does not incorporate a new release from Blizzard Entertainment, but its calendar year 2012 outlook anticipates two releases from Blizzard Entertainment.   In addition, the company’s full year revenue outlook is expected to be impacted by a reduction of about $130 million in revenues from the company’s lower margin distribution and affiliate title businesses and a negative year-over-year foreign exchange planning assumption of approximately $200 million.

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook
CY 2012
Net Revenues	$4,150	$4,500
EPS	$0.63	$0.94
Q1 2012
Net Revenues	$965	$525
EPS	$0.22	$0.03

Board Authorizes Stock Repurchase Program and Declares Cash Dividend

Activision Blizzard today announced that its Board of Directors has authorized a new stock repurchase program effective April 1, 2012 under which the company can repurchase up to $1 billion of the company’s outstanding common stock.  The company’s $1.5 billion stock repurchase plan program authorized in February 2011 is set to expire on March 31, 2012.

The Board of Directors also declared a cash dividend of $0.18 per common share payable on May 16, 2012 to shareholders of record at the close of business on March 21, 2012.  This represents a 9% increase over the dividend that was paid in 2011.

(3)According to The NPD Group, Charttrack and Gfk

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter and year ended December 31, 2011 and management’s outlook for 2012. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-481-2845 in the U.S. with passcode 8472934.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile game publisher with leading positions across the major categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with GAAP, Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                   the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•                   expenses related to stock-based compensation;

•                   expenses related to restructuring;

•                   the amortization of intangibles, and impairment of intangible assets and goodwill; and

•                   the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment and market conditions within the video game industry, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, rapid changes in technology and industry standards, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other factors identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Kristin Southey	Maryanne Lataif
SVP, Investor Relations	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net revenues:
Product sales	$1,060	$1,061	$3,257	$3,087
Subscription, licensing and other revenues*	347	366	1,498	1,360
Total net revenues	1,407	1,427	4,755	4,447

Costs and expenses:
Cost of sales - product costs	483	585	1,134	1,350
Cost of sales - online subscriptions	58	73	238	241
Cost of sales - software royalties and amortization	85	128	218	338
Cost of sales - intellectual property licenses	96	92	165	197
Product development	256	273	646	635
Sales and marketing	281	225	545	516
General and administrative	122	122	456	375
Impairment of intangible assets	—	326	—	326
Restructuring	1	—	25	—
Total costs and expenses	1,382	1,824	3,427	3,978
Operating income (loss)	25	(397)	1,328	469
Investment and other income (expense), net	(5)	8	3	23
Income (loss) before income tax expense	20	(389)	1,331	492
Income tax (benefit) expense	(79)	(156)	246	74
Net income (loss)	$99	$(233)	$1,085	$418

Basic earnings (loss) per common share	$0.09	$(0.20)	$0.93	$0.34
Weighted average common shares outstanding	1,139	1,198	1,148	1,222

Diluted earnings (loss) per common share (1)	$0.08	$(0.20)	$0.92	$0.33
Weighted average common shares outstanding assuming dilution	1,147	1,198	1,156	1,236

(1) The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $97 million and $1,069 million for the three months and year ended December 31, 2011 as compared to the total net income of $99 million and $1,085 million for the same periods, respectively. Net income (loss) attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $(233) million and $414 million for the three months and year ended December 31, 2010 as compared to $(233) million and $418 million for the same periods, respectively.

* Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, Call of Duty Elite memberships, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$3,165	$2,812
Short-term investments	360	696
Accounts receivable, net	649	673
Inventories	144	112
Software development	137	147
Intellectual property licenses	22	45
Deferred income taxes, net	507	648
Other current assets	396	299
Total current assets	5,380	5,432
Long-term investments	16	23
Software development	62	55
Intellectual property licenses	12	28
Property and equipment, net	163	169
Other assets	12	15
Intangible assets, net	88	160
Trademark and trade names	433	433
Goodwill	7,111	7,132
Total assets	$13,277	$13,447

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$390	$363
Deferred revenues	1,472	1,726
Accrued expenses and other liabilities	694	871
Total current liabilities	2,556	2,960
Deferred income taxes, net	55	120
Other liabilities	174	164
Total liabilities	2,785	3,244

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	9,616	12,353
Treasury stock	—	(2,194)
Retained earnings	948	57
Accumulated other comprehensive loss	(72)	(13)
Total shareholders’ equity	10,492	10,203
Total liabilities and shareholders’ equity	$13,277	$13,447

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income (loss)	$99	$(233)	$1,085	$418
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	(49)	(329)	75	(278)
Impairment of goodwill / intangible assets	12	326	12	326
Depreciation and amortization	71	101	148	198
Loss on disposal of property and equipment	3	1	4	1
Amortization and write-off of capitalized software development costs and intellectual property licenses (1)	136	137	287	319
Stock-based compensation expense (2)	42	37	103	131
Excess tax benefits from stock options exercises	(3)	(11)	(24)	(22)
Changes in operating assets and liabilities:
Accounts receivable	(503)	(428)	13	43
Inventories	62	143	(34)	124
Software development and intellectual property	(73)	(75)	(254)	(313)
Other assets	(237)	(201)	(67)	17
Deferred revenues	1,020	1,103	(248)	293
Accounts payable	148	130	31	70
Accrued expenses and other liabilities	122	292	(179)	49
Net cash provided by operating activities	850	993	952	1,376

Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	137	107	740	519
Proceeds from maturities of auction rate securities (“ARS”) classified as trading securities	—	—	—	61
Proceeds from auction rate securities (“ARS”) called at par	10	—	10	—
Payment of contingent consideration	—	—	(3)	(4)
Purchases of available-for-sale investments	(92)	(119)	(417)	(800)
Capital expenditures	(25)	(21)	(72)	(97)
Decrease in restricted cash	26	44	8	9
Net cash provided by (used in) investing activities	56	11	266	(312)

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	15	19	54	73
Repurchase of common stock	(168)	(346)	(692)	(959)
Dividends paid	—	(2)	(194)	(189)
Excess tax benefits from stock option exercises	3	11	24	22
Net cash used in financing activities	(150)	(318)	(808)	(1,053)

Effect of foreign exchange rate changes on cash and cash equivalents	(60)	3	(57)	33
Net increase (decrease) in cash and cash equivalents	696	689	353	44

Cash and cash equivalents at beginning of period	2,469	2,123	2,812	2,768

Cash and cash equivalents at end of period	$3,165	$2,812	$3,165	$2,812

(1) Excludes deferral and amortization of stock-based compensation expense.

(2) Includes the net effects of capitalization, deferral, and amortization of stock-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in millions)

	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2009	2010	2010	2010	2010
Cash Flow Data
Operating Cash Flow	$813	$227	$(26)	$182	$993
Operating Cash Flow - TTM(1)	1,183	1,083	1,175	1,196	1,376
Capital Expenditures	28	12	27	37	21
Capital Expenditures - TTM(1)	69	71	84	104	97
Non-GAAP Free Cash Flow(2)	785	215	(53)	145	972
Non-GAAP Free Cash Flow - TTM(1)	$1,114	$1,012	$1,091	$1,092	$1,279

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2011	2011	2011	2011
Cash Flow Data
Operating Cash Flow	$134	$(78)	$46	$850
Operating Cash Flow - TTM(1)	1,283	1,231	1,095	952
Capital Expenditures	4	14	29	25
Capital Expenditures - TTM(1)	89	76	68	72
Non-GAAP Free Cash Flow(2)	130	(92)	17	825
Non-GAAP Free Cash Flow - TTM(1)	$1,194	$1,155	$1,027	$880

(1) TTM represents trailing twelve months. Operating Cash Flow for the year ended December 31, 2009, three months ended September 30, 2009, three months ended June 30, 2009, and three months ended March 31, 2009 was $1,183 million, $161 million, $(181) million, and $327 million, respectively. Capital expenditures for the year ended December 31, 2009, three months ended September 30, 2009, three months ended June 30, 2009, and three months ended March 31, 2009 was $69 million, $17 million, $14 million, and $10 million, respectively.

(2) Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended December 31, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$1,407	$483	$58	$85	$96	$256	$281	$122	$1	$1,382
Less: Net effect from deferral in net revenues and related cost of sales	(a)	1,001	209	—	37	(3)	—	—	—	—	243
Less: Stock-based compensation	(b)	—	—	—	(3)	—	(25)	(2)	(13)	—	(43)
Less: Restructuring	(c)	—	—	—	—	—	—	—	(1)	(1)	(2)
Less: Amortization of intangible assets	(d)	—	(2)	—	—	(48)	—	—	—	—	(50)
Less: Impairment of goodwill	(e)	—	—	—	—	—	—	—	(12)	—	(12)
Non-GAAP Measurement		$2,408	$690	$58	$119	$45	$231	$279	$96	$—	$1,518

Three Months Ended December 31, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$25	$99	$0.09	$0.08
Less: Net effect from deferral in net revenues and related cost of sales	(a)	758	549	0.47	0.47
Less: Stock-based compensation	(b)	43	33	0.03	0.03
Less: Restructuring	(c)	2	1	—	—
Less: Amortization of intangible assets	(d)	50	31	0.03	0.03
Less: Impairment of goodwill	(e)	12	12	0.01	0.01
Non-GAAP Measurement		$890	$725	$0.63	$0.62

Year Ended December 31, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$4,755	$1,134	$238	$218	$165	$646	$545	$456	$25	$3,427
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(266)	(11)	—	(48)	(24)	—	—	—	—	(83)
Less: Stock-based compensation	(b)	—	—	—	(10)	—	(40)	(6)	(47)	—	(103)
Less: Restructuring	(c)	—	—	—	—	—	—	—	(1)	(25)	(26)
Less: Amortization of intangible assets	(d)	—	(2)	—	(1)	(69)	—	—	—	—	(72)
Less: Impairment of goodwill	(e)	—	—	—	—	—	—	—	(12)	—	(12)
Non-GAAP Measurement		$4,489	$1,121	$238	$159	$72	$606	$539	$396	$—	$3,131

Year Ended December 31, 2011		Operating Income	Net Income	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement		$1,328	$1,085	$0.93	$0.92
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(183)	(151)	(0.13)	(0.13)
Less: Stock-based compensation	(b)	103	76	0.07	0.06
Less: Restructuring	(c)	26	19	0.02	0.02
Less: Amortization of intangible assets	(d)	72	46	0.04	0.04
Less: Impairment of goodwill	(e)	12	12	0.01	0.01
Non-GAAP Measurement		$1,358	$1,087	$0.93	$0.93

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to our Activision Publishing operations.

(d) Reflects amortization of intangible assets.

(e) Reflects impairment of goodwill.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $715 million and $1,071 million for the three months and year ended December 31, 2011 as compared to the total non-GAAP net income of $725 million and $1,087 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended December 31, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Impairment of Intangible Assets	Total Costs and Expenses
GAAP Measurement		$1,427	$585	$73	$128	$92	$273	$225	$122	$326	$1,824
Less: Net effect from deferral in net revenues and related cost of sales	(a)	1,121	200	—	45	17	—	—	—	—	262
Less: Stock-based compensation	(b)	—	—	—	(14)	—	(8)	(2)	(13)	—	(37)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—		—	1	—	1
Less: Amortization of intangible assets	(d)	—	(2)	—	(6)	(69)	—	—	—	—	(77)
Less: Impairment of intangible assets	(e)	—	—	—	—	—	—	—	—	(326)	(326)
Non-GAAP Measurement		$2,548	$783	$73	$153	$40	$265	$223	$110	$—	$1,647

Three Months Ended December 31, 2010		Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement		$(397)	$(233)	$(0.20)	$(0.20)
Less: Net effect from deferral in net revenues and related cost of sales	(a)	859	628	0.52	0.51
Less: Stock-based compensation	(b)	37	24	0.02	0.02
Less: Restructuring (included in general and administrative)	(c)	(1)	—	—	—
Less: Amortization of intangible assets	(d)	77	38	0.03	0.03
Less: Impairment of intangible assets	(e)	326	198	0.16	0.16
Non-GAAP Measurement		$901	$655	$0.54	$0.53

Year Ended December 31, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Impairment of Intangible Assets	Total Costs and Expenses
GAAP Measurement		$4,447	$1,350	$241	$338	$197	$635	$516	$375	$326	$3,978
Less: Net effect from deferral in net revenues and related cost of sales	(a)	356	3	—	29	5	—	—	—	—	37
Less: Stock-based compensation	(b)	—	—	—	(65)	—	(12)	(8)	(46)	—	(131)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—	—	—	(3)	—	(3)
Less: Amortization of intangible assets	(d)	—	(5)	—	(15)	(102)	—	—	(1)	—	(123)
Less: Impairment of intangible assets	(e)	—	—	—	—	—	—	—	—	(326)	(326)
Non-GAAP Measurement		$4,803	$1,348	$241	$287	$100	$623	$508	$325	$—	$3,432

Year Ended December 31, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$469	$418	$0.34	$0.33
Less: Net effect from deferral in net revenues and related cost of sales	(a)	319	232	0.19	0.19
Less: Stock-based compensation	(b)	131	88	0.07	0.07
Less: Restructuring (included in general and administrative)	(c)	3	2	—	—
Less: Amortization of intangible assets	(d)	123	53	0.04	0.04
Less: Impairment of intangible assets	(e)	326	198	0.16	0.16
Non-GAAP Measurement		$1,371	$991	$0.81	$0.79

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to the Business Combination with Vivendi Games.  Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(d) Reflects amortization of intangible assets.

(e) Reflects impairment of intangible assets acquired as a result of purchase accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $646 million and $982 million for the three months and year ended December 31, 2010 as compared to the total non-GAAP net income of $655 million and $991 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	December 31, 2011		December 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$841	60%	$820	57%	$21	3%
Digital online channels*	363	26	414	29	(51)	(12)
Total Activision and Blizzard	1,204	86	1,234	86	(30)	(2)

Distribution	203	14	193	14	10	5
Total consolidated GAAP net revenues	1,407	100	1,427	100	(20)	(1)

Change in Deferred Net Revenues(1)
Retail channel	1,055		1,065
Digital online channels*	(54)		56
Total changes in deferred net revenues	1,001		1,121

Non-GAAP Net Revenues by Distribution Channel
Retail channel	1,896	79	1,885	74	11	1
Digital online channels*	309	13	470	18	(161)	(34)
Total Activision and Blizzard	2,205	92	2,355	92	(150)	(6)

Distribution	203	8	193	8	10	5
Total non-GAAP net revenues (2)	$2,408	100%	$2,548	100%	$(140)	(5)%

	Year Ended
	December 31, 2011		December 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$2,697	57%	$2,629	59%	$68	3%
Digital online channels*	1,640	34	1,440	32	200	14
Total Activision and Blizzard	4,337	91	4,069	91	268	7

Distribution	418	9	378	9	40	11
Total consolidated GAAP net revenues	4,755	100	4,447	100	308	7

Change in Deferred Net Revenues(1)
Retail channel	(185)		251
Digital online channels*	(81)		105
Total changes in deferred net revenues	(266)		356

Non-GAAP Net Revenues by Distribution Channel
Retail channel	2,512	56	2,880	60	(368)	(13)
Digital online channels*	1,559	35	1,545	32	14	1
Total Activision and Blizzard	4,071	91	4,425	92	(354)	(8)

Distribution	418	9	378	8	40	11
Total non-GAAP net revenues (2)	$4,489	100%	$4,803	100%	$(314)	(7)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended December 31, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	December 31, 2011		December 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	$268	19%	$340	24%	$(72)	(21)%
PC and Other	123	9	124	9	(1)	(1)
Sony PlayStation 3	259	19	259	18	—	—
Sony PlayStation 2	3	—	6	—	(3)	(50)
Microsoft Xbox 360	300	21	281	20	19	7
Nintendo Wii	166	12	141	10	25	18
Total console^	728	52	687	48	41	6
Sony PlayStation Portable	3	—	6	—	(3)	(50)
Nintendo 3DS	26	2	—	—	26	NM
Nintendo Dual Screen	56	4	77	5	(21)	(27)
Total handheld	85	6	83	5	2	2
Total Activision and Blizzard	1,204	86	1,234	86	(30)	(2)

Total Distribution	203	14	193	14	10	5
Total consolidated GAAP net revenues	1,407	100	1,427	100	(20)	(1)

Change in Deferred Net Revenues (1)
Activision and Blizzard:
Online subscriptions*	(18)		204
PC and Other	54		—
Sony PlayStation 3	453		393
Microsoft Xbox 360	483		441
Nintendo Wii	24		75
Total console^	960		909
Nintendo Dual Screen	5		8
Total changes in deferred net revenues	1,001		1,121

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	250	10	544	21	(294)	(54)
PC and Other	177	7	124	5	53	43
Sony PlayStation 3	712	30	652	26	60	9
Sony PlayStation 2	3	—	6	—	(3)	(50)
Microsoft Xbox 360	783	32	722	28	61	8
Nintendo Wii	190	8	216	8	(26)	(12)
Total console^	1,688	70	1,596	62	92	6
Sony PlayStation Portable	3	—	6	—	(3)	(50)
Nintendo 3DS	26	1	—	—	26	NM
Nintendo Dual Screen	61	3	85	4	(24)	(28)
Total handheld	90	4	91	4	(1)	(1)
Total Activision and Blizzard	2,205	91	2,355	92	(150)	(6)

Total Distribution	203	9	193	8	10	5
Total non-GAAP net revenues (2)	$2,408	100%	$2,548	100%	$(140)	(5)%

(1)          We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2)          Total non-GAAP net revenues presented also represents our total operating segment net revenues.

*                 Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services. It also includes revenues from Call of Duty Elite memberships.

^                  Downloadable content and their related revenues are included in each respective console platforms and total console.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Year Ended December 31, 2011 and 2010

(Amounts in millions)

	Year Ended
	December 31, 2011		December 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	$1,357	29%	$1,230	28%	$127	10%
PC and Other	374	8	325	7	49	15
Sony PlayStation 3	935	20	854	19	81	9
Sony PlayStation 2	13	—	35	1	(22)	(63)
Microsoft Xbox 360	1,140	24	1,033	23	107	10
Nintendo Wii	351	7	408	9	(57)	(14)
Total console^	2,439	51	2,330	52	109	5
Sony PlayStation Portable	15	—	16	—	(1)	(6)
Nintendo 3DS	35	1	—	—	35	NM
Nintendo Dual Screen	117	2	168	4	(51)	(30)
Total handheld	167	3	184	4	(17)	(9)
Total Activision and Blizzard	4,337	91	4,069	91	268	7

Total Distribution	418	9	378	9	40	11
Total Activision and Blizzard	4,755	100	4,447	100	308	7

Change in Deferred Net Revenues (1)
Activision and Blizzard:
Online subscriptions*	(202)		191
PC and Other	(75)		81
Sony PlayStation 3	36		77
Microsoft Xbox 360	43		15
Nintendo Wii	(66)		(16)
Total console^	13		76
Nintendo Dual Screen	(2)		8
Total changes in deferred net revenues	(266)		356

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	1,155	26	1,421	30	(266)	(19)
PC and Other	299	7	406	8	(107)	(26)
Sony PlayStation 3	971	22	931	19	40	4
Sony PlayStation 2	13	—	35	1	(22)	(63)
Microsoft Xbox 360	1,183	26	1,048	22	135	13
Nintendo Wii	285	6	392	8	(107)	(27)
Total console^	2,452	54	2,406	50	46	2
Sony PlayStation Portable	15	—	16	—	(1)	(6)
Nintendo 3DS	35	1	—	—	35	NM
Nintendo Dual Screen	115	3	176	4	(61)	(35)
Total handheld	165	4	192	4	(27)	(14)
Total Activision and Blizzard	4,071	91	4,425	92	(354)	(8)

Total Distribution	418	9	378	8	40	11
Total non-GAAP net revenues (2)	$4,489	100%	$4,803	100%	$(314)	(7)%

(1)          We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2)          Total non-GAAP net revenues presented also represents our total operating segment net revenues.

*                 Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services. It also includes revenues from Call of Duty Elite memberships.

^                  Downloadable content and their related revenues are included in each respective console platforms and total console.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months And Year Ended December 31, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	December 31, 2011		December 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$718	51%	$734	51%	$(16)	(2)%
Europe	605	43	600	42	5	1
Asia Pacific	84	6	93	7	(9)	(10)
Total consolidated GAAP net revenues	1,407	100	1,427	100	(20)	(1)

Change in Deferred Net Revenues (1)
North America	548		627
Europe	395		440
Asia Pacific	58		54
Total changes in net revenues	1,001		1,121

Non-GAAP Net Revenues by Geographic Region
North America	1,266	53	1,361	53	(95)	(7)
Europe	1,000	41	1,040	41	(40)	(4)
Asia Pacific	142	6	147	6	(5)	(3)
Total non-GAAP net revenues (2)	$2,408	100%	$2,548	100%	$(140)	(5)%

	Year Ended
	December 31, 2011		December 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$2,405	50%	$2,409	54%	$(4)	—%
Europe	1,990	42	1,743	39	247	14
Asia Pacific	360	8	295	7	65	22
Total consolidated GAAP net revenues	4,755	100	4,447	100	308	7

Change in Deferred Net Revenues (1)
North America	(154)		166
Europe	(104)		159
Asia Pacific	(8)		31
Total changes in net revenues	(266)		356

Non-GAAP Net Revenues by Geographic Region
North America	2,251	50	2,575	54	(324)	(13)
Europe	1,886	42	1,902	39	(16)	(1)
Asia Pacific	352	8	326	7	26	8
Total non-GAAP net revenues (2)	$4,489	100%	$4,803	100%	$(314)	(7)%

(1)          We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2)          Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months And Year Ended December 31, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	December 31, 2011		December 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$1,929	137%	$1,785	125%	$144	8%
Blizzard(ii)	276	20	570	40	(294)	(52)
Distribution(iii)	203	14	193	14	10	5
Operating segment total	2,408	171	2,548	179	(140)	(5)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(1,001)	(71)	(1,121)	(79)
Consolidated net revenues	$1,407	100%	$1,427	100%	$(20)	(1)%

Segment income from operations:
Activision(i)	$809		$599		$210	35%
Blizzard(ii)	71		291		(220)	(76)
Distribution(iii)	10		11		(1)	(9)
Operating segment total	890		901		(11)	(1)

Reconciliation to consolidated operating income (loss) and consolidated income (loss) before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(758)		(859)
Stock-based compensation expense	(43)		(37)
Restructuring	(2)		1
Amortization of intangible assets	(50)		(77)
Impairment of goodwill/intangible assets	(12)		(326)
Consolidated operating income (loss)	$25		$(397)		422	NM
Investment and other income (expense), net	(5)		8
Consolidated income (loss) before income tax expense	$20		$(389)		$409	NM

Operating margin from total operating segments	37.0%		35.4%

	Year Ended
	December 31, 2011		December 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$2,828	59%	$2,769	62%	$59	2%
Blizzard(ii)	1,243	26	1,656	37	(413)	(25)
Distribution(iii)	418	9	378	9	40	11
Operating segment total	4,489	94	4,803	108	(314)	(7)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	266	6	(356)	(8)
Consolidated net revenues	$4,755	100%	$4,447	100%	$308	7%

Segment income from operations:
Activision(i)	$851		$511		$340	67%
Blizzard(ii)	496		850		(354)	(42)
Distribution(iii)	11		10		1	10
Operating segment total	1,358		1,371		(13)	(1)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	183		(319)
Stock-based compensation expense	(103)		(131)
Restructuring	(26)		(3)
Amortization of intangible assets	(72)		(123)
Impairment of goodwill/intangible assets	(12)		(326)
Consolidated operating income	$1,328		$469		859	183
Investment and other income (expense), net	3		23
Consolidated income before income tax expense	$1,331		$492		$839	171%

Operating margin from total operating segments	30.3%		28.5%

(i)             Activision Publishing (“Activision”) —  publishes interactive entertainment products and contents.

(ii)          Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

(iii)       Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending March 31, 2012 and

Year Ending December 31, 2012

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		March 31, 2012	December 31, 2012

Net Revenues (GAAP)		$965	$4,150

Excluding the impact of:
Change in deferred net revenues	(a)	(440)	350

Non-GAAP Net Revenues		$525	$4,500

Earnings Per Diluted Share (GAAP)		$0.22	$0.63

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.21)	0.20
Stock-based compensation	(c)	0.02	0.08
Amortization of intangible assets	(d)	—	0.03

Non-GAAP Earnings Per Diluted Share		$0.03	$0.94

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.